Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TERREMARK WORLDWIDE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	84-0873124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Biscayne Tower
2 South Biscayne Blvd. Suite 2800
Miami, Florida 33131
(Address of principal executive offices)
(305) 856-3200
(Registrant’s telephone number, including area code)
Jose A. Segrera
Chief Financial Officer
Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Blvd. Suite 2800
Miami, Florida 33131
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Jaret L. Davis, Esq
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest or interest investment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share(2)	price(2)	registration fee
Common Stock, par value $0.001 per share	4,000,000	$5.67	$22,680,000	$1,265.54

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.001 par value per share, of Terremark Worldwide, Inc. (“Common Stock”) that may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and based upon the average of the high and low sales price of a share of the Common Stock as reported by the NASDAQ Global Market on June 25, 2009.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED JULY 1, 2009
Prospectus
4,000,000 Shares
TERREMARK WORLDWIDE, INC.
Common Stock
     The shares of common stock described in this prospectus are being offered for sale from time to time by the selling stockholder named herein. The selling stockholder, or its permitted pledgees, donees, transferees or other successors-in-interest may offer and sell under this prospectus up to 4,000,000 shares of common stock of Terremark Worldwide, Inc. from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the selling stockholder’s sale of such shares.
     Our common stock is listed on the NASDAQ Global Market under the symbol “TMRK.” On June 30, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $5.78 per share.

     Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July      , 2009

     You should rely only on the information contained in this prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the dates of the specific information. Our business, financial condition, results of operations and prospects may have changed since those dates. See “Where You Can Find More Information About Terremark.”

FORWARD-LOOKING INFORMATION
     This prospectus and the information incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 based on our current expectations, assumptions, and estimates about us and our industry. These forward-looking statements involve risks and uncertainties. Words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. All statements other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. These forward-looking statements are based on our current expectations, are not guarantees of future performance and are subject to a number of risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those anticipated in such forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to:
•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our customers’ industries;

•	our substantial losses and potential future losses;

•	the highly competitive nature of our industry;

•	uncertainties in government contracts, which make up a significant portion of our revenues;

•	failure to meet customer specifications and expectations, which could result in lost revenues, increased expenses and negative publicity;

•	difficulties in the development and deployment of new infrastructure systems and applications;

•	interruptions in, or degradation of, our private transit Internet connections;

•	failure of our network infrastructure;

•	our dependence on products and services of third-party providers;

•	our failure to compete effectively against current and future competitors;

•	our inability to protect our intellectual property and trade secrets and prevent their use by third parties;

•	our infringement on the intellectual property of others;

•	an increase in operating costs;

•	claims, litigation or other potential liabilities;

•	government regulation and other legal uncertainties;

•	changes in the international economic, political, legal, accounting and business conditions;

•	debt service obligations that require the use of substantial amounts of cash;

•	our substantial leverage and indebtedness;

•	delisting by the NASDAQ and difficulty in selling our common stock;

•	power outages or shortages and increased costs of energy;

•	our ability to attract and retain qualified managers and skilled employees;

•	challenges and difficulties in implementing our expansion plan;

•	disruptions in the capital and credit markets caused by the world-wide financial crisis;

•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors”; and

•	other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission.
     We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the foregoing risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or in imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, including the securities laws of the United States, and the rules and regulations of the Securities and Exchange Commission, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUMMARY
     This prospectus summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including our consolidated financial statements and related notes and risk factors included in our most recently filed Form 10-K in each case as updated or supplemented by subsequent periodic reports that we file with the Securities and Exchange Commission, before making an investment decision. Unless the context requires otherwise, as used in this prospectus the terms “Terremark,” “we,” “us,” and “our” refer to Terremark Worldwide, Inc., a Delaware corporation.
Our Company
     We are a global provider of managed IT solutions with data centers in the United States, Europe and Latin America. We provide carrier neutral colocation, managed services and exchange point services to approximately 1,100 customers worldwide across a broad range of sectors, including enterprises, government agencies, systems integrators, Internet content and portal companies and the world’s largest network providers. We house and manage our customers’ mission-critical IT infrastructure, enabling our customers to reduce capital and operational expenses while improving application performance, availability and security. As a result of our expertise and our full suite of product offerings, customers find it more cost effective and secure to contract us rather than hire dedicated IT staff. Furthermore, as a carrier neutral provider we have more than 160 competing carriers connected to our data centers enabling our customers to realize significant cost savings and easily scale their network requirements to meet their growth. We continue to see an increase in outsourcing as customers face escalating operating and capital expenditures and increased technical demands associated with their IT infrastructure.
     We deliver our solutions primarily through three highly specialized data centers, or Network Access Points (NAPs) that were purpose-built and have been strategically located to enable us to become one of the industry leaders in terms of reliability, power availability and connectivity. Our owned NAP of the Americas facility, located in Miami, Florida, is one of the most interconnected data centers in the world and is a primary exchange point for high levels of traffic between the United States, Europe and Latin America; our owned NAP of the Capital Region, or NCR, located outside Washington, D.C., has been designed to address the specific security and connectivity needs of our federal customers; and our leased NAP of the Americas/West, located in Santa Clara, California, is strategically located in Silicon Valley to serve the technology and Internet content provider segments as well as provide access to connectivity to the U.S. west coast, Asia, Pacific Rim and other international locations. Each facility offers our customers access to carrier neutral connectivity as well as technologically advanced security, reliability and redundancy through 100% service level agreements, or SLAs, which means that we agree to provide 100% uptime for all of our customers’ IT equipment contained in our facilities. Our facilities and our IT platform can be expanded on a cost effective basis to meet growing customer demand.
     Our primary products and services include colocation, managed services and exchange point services.
•	Colocation Services: We provide customers with the space, power and a secure environment to deploy their own computing, network, storage and IT infrastructure.

•	Managed Services: We design, deploy, operate, monitor and manage our clients’ IT infrastructure at our facilities.

•	Exchange Point Services: We enable our customers to exchange Internet and other data traffic through direct connection with each other or through peering connections with multiple parties.
     Our business is characterized by long term contracts, which provide for monthly recurring revenue from a diversified customer base. Our customer contracts are generally 3 years in duration and our average quarterly revenue churn rate for the past four quarters has been less than 2% and we experienced no revenue churn in our federal customer base, which we believe is a reflection of the value of our integrated technology solutions and our ability to deliver the highest quality service. As an illustration of this principle, during the year ended March 31, 2009, approximately 90% of our overall revenue was recurring and over 70% of our new bookings were derived from existing customers.
     Our principal executive office is located at 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131. Our telephone number is (305) 856-3200.

The Offering

Common stock offered	4,000,000 shares. See “Selling Stockholder.”

Common stock outstanding	65,331,348 shares as of June 29, 2009, including the shares offered by the selling stockholder.

Use of proceeds	The selling stockholder will receive the proceeds from the sale of shares offered by this prospectus. We will receive none of the proceeds but will pay the expenses of this offering.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol	TMRK

RISK FACTORS
     Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information About Terremark” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.
USE OF PROCEEDS
     We will not receive any proceeds from the selling stockholder’s sale of the shares of common stock offered by this prospectus.
SELLING STOCKHOLDER
     On May 25, 2009, we entered into a subscription agreement, referred to as the Subscription Agreement, with the selling stockholder, pursuant to which, on May 29, 2009, we sold to the selling stockholder four million shares of our common stock, referred to as the Shares, at a purchase price of $5.00 per share, for a total purchase price of $20 million. The foregoing issuance of our common stock was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.
     The information contained in the table below in respect of the selling stockholder has been provided by the selling stockholder and has not been independently verified by us. The information set forth in the following table regarding the beneficial ownership after resale of the Shares is based upon the hypothetical assumption that the selling stockholder will sell all of the Shares owned by it and covered by this prospectus.

		Percentage			Percentage
		of Shares		Number	of Shares
	Number of	Beneficially		of Shares	Beneficially
	Shares	Owned Prior		Beneficially	Owned
Name of Selling	Beneficially	to the	Number of	Owned After	After
Stockholder	Owned	Offering(1)	Shares Offered	Offering	Offering(1)

VMware Bermuda Limited (2)	4,000,000	6.1%	4,000,000	0	*

*	Less than one percent.

(1)	Percentage ownership calculation is based on 65,331,348 shares of common stock outstanding as of June 29, 2009, inclusive of the shares of commons stock offered by the selling stockholder hereunder.

(2)	VMware Bermuda Limited, the record holder of the Shares, is a direct, wholly-owned subsidiary of VMware Global, Inc. (“VMware Global”), which is a direct, wholly-owned subsidiary of VMware, Inc. (“VMware”). VMware is a direct, majority-owned subsidiary of EMC Corporation (“EMC”). As of March 1, 2009, EMC owned approximately 83.7% of VMware’s common stock (approximately 29.8% of VMware’s Class A common stock and 100% of VMware’s Class B common stock) and controlled approximately 97.9% of the combined voting power of VMware’s common stock. Each of VMware Global, VMware and EMC may be deemed to beneficially own the Shares, and each of VMware Global, VMware and EMC disclaims beneficial ownership of the Shares.

PLAN OF DISTRIBUTION
     Pursuant to our obligations under the Subscription Agreement, we are registering the shares of common stock covered by this prospectus on behalf of the selling stockholder (or its pledgees, donees, transferees or other successors in interest selling shares received from the selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) to permit the resale of such shares of common stock by the holders thereof from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholder will act independently of Terremark in making decisions with respect to the timing, manner and size of each and any sale. The selling stockholder may sell the shares from time to time in one or more transactions on the NASDAQ Global Market or otherwise, at market prices prevailing at the time of sale, at a fixed offering price that may be changed, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may, subject to market conditions, dispose of its entire holding of our common stock. We will not receive any proceeds from the sale of shares included in this prospectus. The shares may be sold at various times by one or more means, including, but not limited to, the following:
•	through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:
•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;
•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the securityholders of the selling stockholder;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.
     Additionally, the selling stockholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.
     The selling stockholder may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholder may allow other broker-dealers to participate in resales.
     The selling stockholder has acknowledged its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M.
     We are not aware of any plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by the selling stockholder.
LEGAL MATTERS
     The validity of the common stock being registered hereunder is being passed upon for us by Greenberg Traurig, P.A., Miami, Florida.
EXPERTS
     The consolidated balance sheets of Terremark Worldwide, Inc. as of March 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2009, and the effectiveness of internal control over financial reporting as of March 31, 2009 appearing in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, have been incorporated herein by reference in reliance upon the report of KPMG LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION ABOUT TERREMARK
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. This prospectus is part of a registration statement that we filed with the SEC, and it does not contain all the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits to the registration statement. You may read and copy the reports, statements and other information that we file, at the SEC’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Additionally, the Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.
     We also make available free of charge on or through our Internet website, http://www.terremark.com under “Investor Relations”, all of the annual, quarterly and special reports, proxy statements, Section 16 insider reports on Form 3, Form 4 and Form 5 and amendments to these reports and other information we file with the SEC.

     Additionally, our board committee charters and code of ethics are available on our website and in print to any stockholder who requests them. The reference to our website address does not constitute incorporation by reference of the information contained in the website and should not be considered part of this prospectus or the registration statement of which this prospectus forms a part.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” some the documents we file with it into this prospectus. This means that we can disclose important information to you by referring you to those documents, and the information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information.
     We incorporate by reference the documents listed below:
•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed with the SEC on June 9, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on May 27, 2009, June 2, 2009, June 9, 2009, June 18, 2009 and June 29, 2009 (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein); and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-12475) filed with the Securities and Exchange Commission on May 2, 2007 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.
     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.
     We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon oral or written request of that person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:
Terremark Worldwide, Inc.
2 South Biscayne Blvd. Suite 2800
Miami, Florida 33131
Attention: Adam Smith, Corporate Secretary
(305) 856-3200

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following statement sets forth the estimated expenses to be paid by us in connection with the distribution of the securities being registered under this registration statement:

SEC Registration Fees	$1,265.54
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	12,500.00
Miscellaneous Expenses	500.00

TOTAL FEES AND EXPENSES	$19,265.54

     The selling stockholder will not bear any costs, fees or expenses in connection with the registration of the securities registered hereunder.
Item 15. Indemnification of Officers and Directors.
     Incorporated in the State of Delaware, the Registrant is subject to the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.
     Our bylaws, as amended, provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, trustee or agent of a subsidiary of the company or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Additionally, our bylaws, as amended, provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the company by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     Our amended and restated certificate of incorporation provides that none of our directors shall be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the company, in addition to the limitation on personal liability provided by the company’s amended and restated certificate of incorporation, shall be limited to the fullest extent permitted by the amended DGCL.
     We have obtained and maintain insurance policies insuring our directors and officers and our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.
     Additionally, we have entered into indemnification agreements with all of our directors and some of our officers to provide them with the maximum indemnification allowed under our bylaws, as amended, and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being one of a director, officer or employee of the Company, to the extent indemnification is permitted by the laws of the State of Delaware.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 16. Exhibits

Exhibit
Number	Description

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of KPMG LLP

23.2	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on July 1, 2009.

TERREMARK WORLDWIDE, INC.
July 1, 2009	By:	/s/ Manuel D. Medina
Manuel D. Medina
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

July 1, 2009	By:	/s/ Manuel D. Medina
Manuel D. Medina
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

July 1, 2009	By:	/s/ Jose A. Segrera
Jose A. Segrera
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Manuel D. Medina his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

July 1, 2009	By:	/s/ Manuel D. Medina
Manuel D. Medina
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

July 1, 2009	By:	/s/ Jose A. Segrera
Jose A. Segrera
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

July 1, 2009	By:	/s/ Guillermo Amore
Guillermo Amore
Director

July 1, 2009	By:	/s/ Timothy Elwes
Timothy Elwes
Director

July 1, 2009	By:	/s/ Antonio S. Fernandez
Antonio S. Fernandez
Director

July 1, 2009	By:	/s/ Hon. Arthur L. Money
Hon. Arthur L. Money
Director

July 1, 2009	By:	/s/ Miguel J. Rosenfeld
Miguel J. Rosenfeld
Director

July 1, 2009	By:	/s/ Marvin S. Rosen
Marvin S. Rosen
Director

July 1, 2009	By:	/s/ Rodolfo A. Ruiz
Rodolfo A. Ruiz
Director

July 1, 2009	By:	/s/ Joseph R. Wright, Jr.
Joseph R. Wright, Jr.
Director

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of KPMG LLP

23.2	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page).